EXHIBIT 99.1

IMS Health Delivers Strong Revenue and Earnings Per Share Growth in First-Quarter 2006

     FAIRFIELD, Conn.--(BUSINESS WIRE)--April 19, 2006--IMS Health (NYSE: RX), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced first-quarter 2006 revenue of $446.2 million, up 9 percent (13 percent constant dollar), compared with revenue of $411.0 million for the first quarter of 2005.
     "IMS had a great start to the year," said David R. Carlucci, IMS chairman and chief executive officer. "We continued to build on our momentum and turned in an outstanding operational performance in the first quarter, with impressive gains in each of our regions and exceptional growth in the U.S., our largest market. Our execution across business lines is excellent, reflecting our strong client focus and sustained execution by our teams worldwide. We remain confident that we will achieve our guidance for 2006."
     First-quarter 2006 diluted earnings per share on an SEC-reported basis was $0.56, compared with $0.13 in the prior year. Excluding the expensing of stock options, on an adjusted basis, earnings per share was $0.34, a 17 percent increase, compared with $0.29 per share in the same period last year. Including the expensing of stock options, adjusted earnings per share for the first quarter was $0.31, up 7 percent. Net income on an SEC-reported basis was $118.1 million, compared with $30.3 million in the year-earlier quarter. On an adjusted basis, excluding the expensing of stock options, first-quarter net income rose 6 percent to $72.1 million for the 2006 first quarter, compared with net income of $68.1 million in the prior year. Including the expensing of stock options, adjusted net income for the first quarter of 2006 was $65.3 million, down 4 percent.
     Operating income in the first quarter of 2006 was $96.7 million on both an SEC-reported basis and adjusted basis (including the expensing of stock options), compared with $96.9 million in the year-earlier period. Excluding the expensing of stock options, adjusted operating income in the 2006 first quarter was $106.4 million, up 10 percent (13 percent constant dollar) over the prior year.
     Adjusted results for the 2006 first quarter exclude a net $29.5 million U.S. tax benefit resulting from a favorable audit settlement with the IRS on a legacy tax matter, as well as certain net tax benefits of approximately $21.8 million. First-quarter 2005 results on an adjusted basis exclude a one-time tax charge of $67.1 million related to repatriating $647 million of previously undistributed foreign earnings under the American Jobs Creation Act (See Notes to Financial Tables).

     Balance Sheet Highlights

     IMS's cash and cash equivalents as of March 31, 2006 totaled $146.4 million, compared with $362.9 million on December 31, 2005. Total debt as of March 31, 2006 was $1,112.8 million, up from $611.4 million at the end of 2005, due to borrowings in connection with the share repurchase in January 2006.

     Share Repurchase Program, Shares Outstanding

     IMS repurchased 29 million shares in the first quarter of 2006 at a total cost of $728.2 million. In January 2006, the board of directors authorized the company to repurchase 30 million IMS shares, of which approximately 11 million remain available to repurchase.
     The number of actual shares outstanding as of March 31, 2006 was approximately 199.7 million, compared with 226.6 million as of March 31, 2005.

     About IMS

     Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $1.8 billion in 2005 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

     Conference Call and Webcast Details

     IMS will host a conference call at 5 p.m. Eastern time today to discuss its first-quarter results. To participate, please dial 1-800-621-5175 (U.S. and Canada) and 1-212-231-6020 (outside the U.S. and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.
     A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S. and Canada), and entering access code 21288907 beginning at 7:30 p.m. Eastern time today.

     Forward-Looking Statements

     This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax,
(v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                      Three Months Ended March 31
               (unaudited, in millions except per share)

                                                  2006   2005   % Fav
                                                  SEC    SEC   (Unfav)
                                                 ---------------------
Revenue (b)
   Sales Force Effectiveness                     $214.1 $200.0     7 %
   Portfolio Optimization                         129.8  126.7     2
   Launch, Brand and Other                        102.2   84.3    21
                                                 ------ ------   ---
   Total                                          446.2  411.0     9

Operating Expenses (c)
   Operating Costs                               (197.9)(180.0)  (10)
   Selling and Administrative                    (124.2)(109.4)  (13)
   Depreciation and Amortization                  (27.3) (24.7)  (11)
                                                 ------ ------   ---
   Total                                         (349.4)(314.1)  (11)

Operating Income                                   96.7   96.9     0

Interest Income (Expense), net                     (6.9)  (3.8)  (82)
Gains from investments, net (d)                     2.7    2.7     0
Other Income (Expense), net (e)                     1.8    9.3   (81)
                                                 ------ ------   ---
Pretax Income                                      94.3  105.0   (10)

Benefit (Provision) for Income Taxes (f)           23.8  (74.7)   NM
                                                 ------ ------   ---

Net Income                                       $118.1  $30.3    NM

Diluted EPS:
   Total Diluted EPS                              $0.56  $0.13    NM %

Shares Outstanding:
   Weighted Average Diluted                       211.9  231.5     8 %
   End-of-Period Actual                           199.7  226.6    12
   Weighted Average Basic                         209.3  227.9     8

The accompanying notes are an integral part of these financial tables.



                                Table 2
                              IMS Health
                     Adjusted Income Statement (a)
               Excluding SFAS 123r Cost/Expense in 2006
                      Three Months Ended March 31
               (unaudited, in millions except per share)



                                   2006      2005    % Fav  Constant $
                                  Adjusted Adjusted (Unfav) Growth (g)
                                  ------------------------------------
Revenue (b)
   Sales Force Effectiveness       $ 214.1  $ 200.0     7 %    11 %
   Portfolio Optimization            129.8    126.7     2       7
   Launch, Brand and Other           102.2     84.3    21      26
                                   -------  -------  ----    ----
   Total                             446.2    411.0     9      13

Operating Expenses (c)
   Operating Costs                  (196.5)  (180.0)   (9)
   Selling and Administrative       (115.9)  (109.4)   (6)
   Depreciation and Amortization     (27.3)   (24.7)  (11)
                                   -------  -------  ----
   Total                            (339.8)  (314.1)   (8)

Operating Income                     106.4     96.9    10      13

Interest Income (Expense), net        (6.9)    (3.8)  (82)
Gains from investments, net (d)        3.2      3.0     7
Other Income (Expense), net (e)       (0.3)    (0.4)   28
                                   -------  -------  ----
Pretax Income                        102.4     95.7     7

Provision for Income Taxes (f)       (30.3)   (27.6)  (10)
                                   -------  -------  ----

Net Income                         $  72.1  $  68.1     6 %

Diluted EPS:
   Total Diluted EPS               $  0.34  $  0.29    17 %

Shares Outstanding:
   Weighted Average Diluted          211.9    231.5     8 %
   End-of-Period Actual              199.7    226.6    12
   Weighted Average Basic            209.3    227.9     8

The accompanying notes are an integral part of these financial tables.


                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
               Including SFAS 123r Cost/Expense in 2006
                      Three Months Ended March 31
               (unaudited, in millions except per share)



                                    2006     2005    % Fav  Constant $
                                  Adjusted Adjusted (Unfav) Growth (g)
                                  ------------------------------------
Revenue (b)
   Sales Force Effectiveness       $ 214.1  $ 200.0     7 %    11 %
   Portfolio Optimization            129.8    126.7     2       7
   Launch, Brand and Other           102.2     84.3    21      26
                                   -------  -------  ----    ----
   Total                             446.2    411.0     9      13

Operating Expenses (c)
   Operating Costs                  (197.9)  (180.0)  (10)
   Selling and Administrative       (124.2)  (109.4)  (13)
   Depreciation and Amortization     (27.3)   (24.7)  (11)
                                   -------  -------  ----
   Total                            (349.4)  (314.1)  (11)

Operating Income                      96.7     96.9     0       3

Interest Income (Expense), net        (6.9)    (3.8)  (82)
Gains from investments, net (d)        3.2      3.0     7
Other Income (Expense), net (e)       (0.3)    (0.4)   28
                                   -------  -------  ----
Pretax Income                         92.7     95.7    (3)

Provision for Income Taxes (f)       (27.5)   (27.6)    0
                                   -------  -------  ----

Net Income                         $  65.3  $  68.1    (4)%

Diluted EPS:
   Total Diluted EPS               $  0.31  $  0.29     7 %

Shares Outstanding:
   Weighted Average Diluted          211.9    231.5     8 %
   End-of-Period Actual              199.7    226.6    12
   Weighted Average Basic            209.3    227.9     8

The accompanying notes are an integral part of these financial tables.


                                Table 4
                              IMS Health
  Reconciliation of Adj. Income Statement Excluding to Including SFAS
                         123r cost/expense (a)
                   Three Months Ended March 31, 2006
               (unaudited, in millions except per share)

                                      Excluding              Including
                                      SFAS 123r   SFAS 123r  SFAS 123r
                                          Q1     Adjustments    Q1
                                      --------------------------------
Revenue
   Sales Force Effectiveness           $ 214.1     $  0.0    $ 214.1
   Portfolio Optimization                129.8        0.0      129.8
   Launch, Brand and Other               102.2        0.0      102.2
                                       -------     ------    -------
   Total                                 446.2        0.0      446.2

Operating Expenses
   Operating Costs                      (196.5)      (1.4)    (197.9)
   Selling and Administrative           (115.9)      (8.2)    (124.2)
   Depreciation and Amortization         (27.3)       0.0      (27.3)
                                       -------     ------    -------
   Total                                (339.8)      (9.6)    (349.4)

Operating Income                         106.4       (9.6)      96.7

Interest Income (Expense), net            (6.9)       0.0       (6.9)
Gains from investments, net (d)            3.2        0.0        3.2
Other Income (Expense), net (e)           (0.3)       0.0       (0.3)
                                       -------     ------    -------
Pretax Income                            102.4       (9.6)      92.7

Provision for Income Taxes (f)           (30.3)       2.8      (27.5)
                                       -------     ------    -------

Net Income                             $  72.1     $ (6.8)   $  65.3

Diluted EPS:
   Total Diluted EPS                   $  0.34     $(0.03)   $  0.31

Shares Outstanding:
   Weighted Average Diluted              211.9        0.0      211.9
   End-of-Period Actual                  199.7        0.0      199.7
   Weighted Average Basic                209.3        0.0      209.3

The accompanying notes are an integral part of these financial tables.


                                Table 5
                              IMS Health
    Reconciliation from SEC to Adjusted Income Statement Including
                      SFAS 123r cost/expense (a)
                   Three Months Ended March 31, 2006
               (unaudited, in millions except per share)

                                                              Adjusted
                                          SEC Q1  Adjustments    Q1
                                          ----------------------------
Revenue
   Sales Force Effectiveness              $ 214.1   $  0.0   $ 214.1
   Portfolio Optimization                   129.8      0.0     129.8
   Launch, Brand and Other                  102.2      0.0     102.2
                                          -------   ------   -------
   Total                                    446.2      0.0     446.2

Operating Expenses
   Operating Costs                         (197.9)     0.0    (197.9)
   Selling and Administrative              (124.2)     0.0    (124.2)
   Depreciation and Amortization            (27.3)     0.0     (27.3)
                                          -------   ------   -------
   Total                                   (349.4)     0.0    (349.4)

Operating Income                             96.7      0.0      96.7

Interest Income (Expense), net               (6.9)     0.0      (6.9)
Gains from investments, net (d)               2.7      0.6       3.2
Other Income (Expense), net (e)               1.8     (2.1)     (0.3)
                                          -------   ------   -------
Pretax Income                                94.3     (1.5)     92.7

Benefit (Provision) for Income Taxes (f)     23.8    (51.3)    (27.5)
                                          -------   ------   -------

Net Income                                $ 118.1   $(52.8)  $  65.3

Diluted EPS:
   Total Diluted EPS                      $  0.56   $(0.25)  $  0.31

Shares Outstanding:
   Weighted Average Diluted                 211.9      0.0     211.9
   End-of-Period Actual                     199.7      0.0     199.7
   Weighted Average Basic                   209.3      0.0     209.3

The accompanying notes are an integral part of these financial tables.



                                Table 6
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended March 31, 2005
               (unaudited, in millions except per share)

                                                              Adjusted
                                          SEC Q1  Adjustments    Q1
                                         -----------------------------
Revenue (b)
   Sales Force Effectiveness              $ 200.0    $ 0.0   $ 200.0
   Portfolio Optimization                   126.7      0.0     126.7
   Launch, Brand and Other                   84.3      0.0      84.3
                                          -------    -----   -------
   Total                                    411.0      0.0     411.0

Operating Expenses (c)
   Operating Costs                         (180.0)     0.0    (180.0)
   Selling and Administrative              (109.4)     0.0    (109.4)
   Depreciation and Amortization            (24.7)     0.0     (24.7)
                                           -------   -----   -------
   Total                                   (314.1)     0.0    (314.1)

Operating Income                             96.9      0.0      96.9

Interest Income (Expense), net               (3.8)     0.0      (3.8)
Gains from investments, net (d)               2.7      0.4       3.0
Other Income (Expense), Net (e)               9.3     (9.7)     (0.4)
                                          -------    -----   -------
Pretax Income                               105.0     (9.3)     95.7

Provision for Income Taxes (f)              (74.7)    47.1     (27.6)
                                          -------    -----   -------

Net Income                                $  30.3    $37.8   $  68.1

Diluted EPS:
   Total Diluted EPS                      $  0.13    $0.16   $  0.29

Shares Outstanding:
   Weighted Average Diluted                 231.5      0.0     231.5
   End-of-Period Actual                     226.6      0.0     226.6
   Weighted Average Basic                   227.9      0.0     227.9

The accompanying notes are an integral part of these financial tables.



                                Table 7
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                         March 31, 2006  Dec. 31, 2005
                                         --------------  -------------

Cash and cash equivalents                     $ 146.4      $ 362.9

Accounts receivable, net                        310.2        297.3

Total debt                                    1,112.8        611.4

The accompanying notes are an integral part of these financial tables.

                              IMS Health
                       NOTES TO FINANCIAL TABLES

(a) "Adjusted Income Statement" (Table 2) excludes SFAS 123r and differs from "Adjusted Income Statement" (Table 3) which includes SFAS 123r by amounts detailed on Table 4. "Adjusted Income Statement" (Table 3) differs from the "SEC Income Statement" (Table 1) by amounts that are detailed on Tables 5 and 6. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

(b) Revenue in 2005 has been reclassified between business lines to conform to the 2006 presentation. Consulting and Services revenue was $69.0 million in first quarter 2006, up 26% (31% constant dollar) from $54.8 million in first-quarter 2005.

(c) Operating expenses in 2005 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2006 presentation.

(d) Gains from investments, net were $2.7 million in the first quarter of 2006, relating primarily to a $3.3 million gain from the sale of an investment in Allscripts, partially offset by $0.6 million of management fees and writedowns for the Enterprise investments. This is compared with a net gain of $2.7 million in the first quarter of 2005, resulting from the $3.0 million gain on the sale of a 20% interest we held in a German company (GPI), partially offset by $0.3 million of management fees for the Enterprise investments. These gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(e) Other expense, net includes $0.0 million and $1.2 million of expenses for legal fees in the first quarter of 2006 and 2005, respectively, related to the IRI litigation. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, Other expense, net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $(2.1) million in the first quarter of 2006 and ($10.9) million in the first quarter of 2005. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge gains (losses) in adjusted and SEC results.

(f) The tax benefit (provision) for the first quarter of 2006 and 2005 includes a net provision of $0.5 million and $3.2 million, respectively, related to the Enterprise gains described in note
    (d) and items described in note (e). These tax provisions are excluded from adjusted results because the related charges and gains are excluded from adjusted results. The tax benefit (provision) in the first quarter of 2006 also includes a $29.5 million net benefit from a favorable audit settlement with the IRS for the ILA partnership for years 1998 through 2005, net of tax expense related to certain D&B legacy tax matters in dispute with D&B. This tax benefit is excluded from the adjusted tax provision because it relates to D&B legacy tax matters and is not related to IMS's core business operations. The tax benefit (provision) in the first quarter of 2006 also includes a $28.7 million net tax benefit primarily from a favorable settlement with the IRS of the IMS corporate tax audit for years 2000-2003, net of a tax provision for a foreign jurisdiction. Adjusted results include a phasing adjustment of $(22.3) million in the first quarter of 2006 to recognize this benefit ratably throughout the year. The tax provision in the first quarter of 2005 included a $29.3 million tax benefit related to a favorable audit resolution in Japan for the tax years through 2003. Adjusted results included a phasing adjustment to recognize this benefit ratably throughout the year; the phasing adjustment for the first quarter of 2005 was $(23.2) million. These phasing adjustments allow the full year effective tax rate to be applied in each quarter to adjusted pretax results. Also in the first quarter of 2005, $67.1 million of tax expense was recorded related to the decision to repatriate $647 million of foreign earnings back to the U.S. during 2005 under the American Jobs Creation Act of 2004 (AJCA). As the AJCA was a one-time event, this tax expense was excluded from adjusted results.

(g) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.

     Amounts presented in the financial tables may not add due to rounding. These financial tables should be read in conjunction with IMS Health's filings previously made or to be made with the Securities and Exchange
Commission.


     CONTACT: IMS Health
              Investor Relations:
              Darcie Peck, 203-319-4766
              dpeck@imshealth.com
                  or
              Communications:
              Betty Nelson, 203-319-4732
              bnelson@us.imshealth.com